Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-02103 on Form S-8 of our report dated June 25, 2019, appearing in this Annual Report on Form 11-K of the Hawaiian Electric Industries Retirement Savings Plan for the year ended December 31, 2018.

/s/ Accuity LLP

Honolulu, Hawaii

June 25, 2019